Exhibit 99.1

NEWS RELEASE
Kaman Corporation
Bloomfield, CT USA
P 860.243.7100
www.kaman.com

KAMAN ANNOUNCES SALE OF DISTRIBUTION SEGMENT TO LITTLEJOHN & CO.
FOR $700 MILLION IN CASH

•	Kaman to focus on accelerating growth of aerospace and engineered products businesses

•	Sale positions Kaman with a stronger balance sheet to further invest in high margin products and enhance shareholder value

BLOOMFIELD, Conn. (June 26, 2019) - Kaman Corporation (NYSE:KAMN) today announced that it has entered into a definitive agreement to sell its Distribution segment to affiliates of Littlejohn & Co., LLC (Littlejohn) for total cash consideration of $700 million subject to customary closing conditions and working capital adjustments. The transaction value represents a multiple of 10.4 times trailing twelve-month (TTM) Segment Adjusted EBITDA* for the Distribution segment.

Following the completion of the transaction, Kaman will continue to design and manufacture critical components, structures, and systems for commercial and military customers. The Aerospace Segment currently operates out of fourteen facilities around the world with almost 3,000 employees and is expected to generate between $730 and $760 million of revenue in 2019.

“For Kaman this transaction represents an important milestone in our portfolio transformation and the culmination of a thorough strategic review undertaken by our Board of Directors,” said Neal J. Keating, Chairman, President and CEO. “Our strengthened balance sheet will better position the Company to invest in and build our higher margin, higher growth aerospace and engineered products businesses to enhance shareholder value.”

Kaman’s Distribution Segment is a leading distributor of more than six million items including electro-mechanical, bearings, power transmission, motion control and electrical and fluid power components, as well as automation and MRO supplies, to customers in virtually every industry. In addition, the business provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. With approximately 220 locations across the U.S. and Puerto Rico, Distribution’s 2,200 employees generated $1.1 billion in net revenue in 2018.

“Kaman Distribution builds upon Littlejohn’s deep expertise investing in the distribution and industrial sectors,” said Tony Miranda, Managing Director of Littlejohn. “We have long admired Kaman Distribution, a market-leading provider of products and solutions to its customers as well as a trusted partner to its suppliers, and look forward to working closely with management to further invest in the business and drive growth, both organically and via acquisition."

Keating added, “Successful execution of our three platform strategy at Distribution has enabled us to drive sustainable long-term sales and profit growth. Under Littlejohn’s ownership, Distribution will continue its track record of providing value added products and services and capabilities to customers throughout the United States. We believe that, in addition to unlocking the value of Distribution for our shareholders, this transaction better positions Kaman for continued growth and enhanced profitability.”

Use of Proceeds

Kaman expects to receive approximately $600 million in net proceeds from the transaction. The Company will maintain its disciplined capital deployment strategy, allocating proceeds to pay down approximately $100 million of debt and accelerate internal development efforts. In addition, the Company will pursue strategic acquisitions focused on attractive engineered product end markets. Finally, Kaman remains committed to its well-established practice of returning capital to shareholders through its quarterly cash dividend and share repurchase program. The Company will provide further details about its capital allocation priorities and expectations for Aerospace performance, when it reports second quarter 2019 results in August.

Approvals and Time to Close

The transaction is expected to close in the third quarter of 2019, subject to customary closing conditions and the receipt of any necessary consents and approvals.

Advisors

Robert W. Baird & Co. and J.P. Morgan Securities LLC are serving as financial advisors to Kaman and K&L Gates LLP is serving as the Company’s lead legal advisor for this transaction. Debt financing commitments in support of the acquisition have been provided by Jefferies, Antares Capital, and Bank of Montreal. Gibson, Dunn and Crutcher LLP is serving as Littlejohn & Co.’s legal advisor.

Conference Call

A conference call has been scheduled for later today, June 26, 2019, at 10:00 AM ET. The purpose of the call will be for management to discuss this transaction and take questions from investors. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 2236919; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 2236919. In addition, a presentation relating to the transaction will be posted to the Company’s website immediately prior to the call at http://www.kaman.com/investors/presentations.

About Kaman Corporation

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets. The Company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters. More information is available at www.kaman.com.

About Littlejohn & Co., LLC

Littlejohn & Co. is a Greenwich, Connecticut-based investment firm focused on private equity and debt investments primarily in middle market companies. With approximately $10.9 billion in regulatory assets under management, the firm seeks to build sustainable success for its portfolio companies through a disciplined approach to engineering change. For more information about Littlejohn, visit www.littlejohnllc.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted Operating Income / Segment Adjusted EBITDA
Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Segment Adjusted EBITDA is defined as Adjusted Operating Income plus Depreciation and Amortization. Management uses these measures to evaluate performance period over period, to analyze underlying trends in our businesses and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

		QTD	YTD	QTD	TTM
		March 29,	December 31,	March 30,	March 29,
Distribution Segment (in thousands)		2019	2018	2018	2019
GAAP Operating Income		$12,697	$51,529	$11,834	$52,392
Restructuring and severance		0	655	0	655
Adjusted Operating Income	a	$12,697	$52,184	$11,834	$53,047
Depreciation and Amortization	b	3,892	14,154	3,506	14,540
Segment Adjusted EBITDA	a + b	$16,589	$66,338	$15,340	$67,587

Valuation Multiple
Purchase price			$700,000		$700,000
Segment Adjusted EBITDA			$66,338		$67,587
Multiple			10.6x		10.4x

Risks Associated with Forward-Looking Statements

This release includes "forward looking statements" relating to the announced transactions and future operations of the Company, which can be identified by the use of words such as “will,” “expect,” “poise,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” and other words of similar meaning in connection with a discussion of the proposed transaction or future operating or financial performance or events. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ from those expressed in the forward looking statements. Such risks and uncertainties include, among others, the ability of the parties to satisfy the conditions precedent and consummate the announced transactions; the ability of the parties to secure regulatory approvals with respect to the Hart-Scott-Rodino Antitrust Improvements Act and other applicable antitrust laws in a timely manner; the timing of consummation of the announced transactions; the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; the ability of the parties to secure required third party consents; the ability of the Purchasers to secure the equity and debt financing required to consummate the announced transaction; and future and estimated revenues, earnings, cash flow, charges and expenditures. Additional risks and uncertainties that could cause our actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our Current Reports on Form 8-K. The forward looking statements included in this release are made only as of the date of this release, and the Company does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

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Kaman Corporation Contact:
James Coogan
VP, Investor Relations
(860) 243-6342
james.coogan@kaman.com

Littlejohn & Co., LLC Contact:
Nathaniel Garnick
Gasthalter & Co.
212-257-4170
NG@gasthalter.com